EXHIBIT 10.12
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                               RxBazaar.com, Inc.


                             FIRST REFUSAL AGREEMENT
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     This Agreement is made as of October 25, 1999 by and among RxBazaar.com,
Inc., a Delaware corporation (the "Corporation"), and the undersigned holders of common stock, $.001 par value ("Common Stock"), of the Corporation (including holders of options to purchase Common Stock) and each person or entity who subsequently becomes party hereto pursuant to Paragraph 1.5 or 1.7 hereof (each individually, a "Shareholder" and, collectively, the "Shareholders").

                                    PREAMBLE

     A. Each Shareholder holds the number of shares of Common Stock set forth below opposite his signature, representing in the aggregate all of the issued and outstanding shares of Common Stock.

     B. The Shareholders and the Corporation desire to provide for the continuity and maintenance of the proficient management, control and operation of the business of the Corporation.

     C. The Shareholders recognize that to accomplish their objectives they should restrict the transfer of Shares of the Corporation's equity now or hereafter owned by the Shareholders ("Shares") and provide for certain other matters.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties hereto hereby agree as follows:

     1. Voluntary Transfers.

     1.1. No Shareholder shall assign, exchange, encumber, pledge, transfer, or otherwise dispose of any Shares in whole or in part except pursuant to the terms of this Agreement. Any Shareholder (an "Offering Shareholder") may sell any Shares owned or deemed by the terms of this Agreement to be owned by him to a bona fide purchaser as provided herein, except that no such sale shall be made unless and until the Offering Shareholder shall have first made the offers to sell required by Paragraph 1.2 hereof and such offers shall not have been accepted in accordance with the provisions of Paragraphs 1.3, 1.4 and 1.5 hereof.

     1.2. The Offering Shareholder shall deliver to the Corporation and each other Shareholder a notice of the Offering Shareholder's intention to sell Shares setting forth (i) the number of Shares which the Offering Shareholder intends to sell, (ii) the terms of the intended sale, and (iii) an offer from the Offering Shareholder to sell to the Corporation and, if such Corporation fails to accept timely such offer, to the other Shareholders, the Shares which the Offering Shareholder intends to sell upon terms identical to those set forth with respect to the proposed sale (the "Shareholder's Offer").
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     1.3. The Corporation may, at its option, by giving written notice to the
Offering Shareholder within thirty (30) days of the Shareholder's Offer, elect to accept the Shareholder's Offer and purchase from the Offering Shareholder, for the total purchase price and upon all of the other terms specified in the Shareholder's Offer, all (but not less than all) of the Shares referred to in the Shareholder's Offer.

     1.4. If the Corporation shall fail to exercise its option to accept the Shareholder's Offer in accordance with the foregoing Paragraph 1.3, each other Shareholder may, at his option, by giving written notice to the Offering Shareholder within thirty (30) days after the termination of the thirty (30) day period set forth in the foregoing Paragraph 1.3, elect to accept the Shareholder's Offer and purchase from the Offering Shareholder for the total purchase price and upon all of the other terms specified in the Shareholder's Offer, all (but not less than all) of the Shares referred to in the Shareholder's Offer. If more than one other Shareholder exercises his option hereunder, the exercising Shareholders shall be entitled to purchase the Shares referred to in the Shareholder's Offer pro rata in proportion to the respective number of Shares then owned by such Shareholders.

     1.5. If the Corporation and the other Shareholders shall fail to exercise their respective options to accept the Shareholder's Offer in accordance with the foregoing Paragraphs 1.3 and 1.4, the Offering Shareholder may by a bona fide sale, transfer to a third party the Shares specified in the Shareholder's Offer, provided, such sale shall be made only in strict accordance with the terms set forth in the Shareholder's Offer, and provided, further, that the third party shall, as a condition precedent to the sale of the Shares to him, become a party to this Agreement by executing and delivering to the Corporation an Instrument of Adherence in the form of Exhibit A annexed hereto, which executed Instrument of Adherence shall thereupon become a part of this Agreement. Notwithstanding anything to the contrary contained herein, the Offering Shareholder shall have no right to sell any Shares to the third party if the Corporation's or any other Shareholder's failure to exercise timely their respective options to purchase pursuant to Paragraphs 1.3 and 1.4 hereof shall have been caused by the acts or omissions of the Offering Shareholder. If the Offering Shareholder shall fail to make the transfer provided for hereunder within thirty (30) days after the expiration of the period specified for acceptance of the Shareholder's Offer by the other Shareholders under Paragraph 1.4, then all of the Shares referred to in the Shareholder's Offer shall thereupon become and thereafter be again subject, in the hands of the Offering Shareholder, to all of the restrictions and provisions of this Agreement.

     1.6. If the Corporation or any Shareholder shall timely elect to accept the Shareholder's Offer, the closing shall be held within a reasonable time, not to exceed thirty (30) days, after notice of such election shall have been given to the Offering Shareholder pursuant to Paragraphs 1.3 or 1.4 hereof. The terms of the Corporation's or any Shareholder's purchase shall be the same a those set forth in the Shareholder's Offer.

     1.7. Any shareholder of the Corporation may become a Shareholder party to this Agreement by executing an Instrument of Adherence in the form of Exhibit A annexed hereto, which executed Instrument of Adherence shall become a part of this Agreement upon acceptance by the Corporation.

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     2. Exceptions to Voluntary Transfer Restrictions. ss. 1 shall not bar a transfer, assignment or sale of Shares by a Shareholder to, or for the benefit of, such Shareholder's parents, siblings, spouse and issue, spouses of such Shareholder's issue and any trust for the benefit of, or the legal representative of, any of the preceding persons (each, an "Immediate Family Member"), who shall take such Shares subject to all the limitations of this Agreement. For purposes of this Agreement, such Shares transferred to an Immediate Family Member during the lifetime of the present owner shall be deemed to be owned and held by such present owner rather than by the transferee, and prior to any such transfer, assignment or sale such transferee shall execute an Instrument of Adherence in the form of Exhibit A annexed hereto, which executed Instrument of Adherence shall thereupon become a part of this Agreement.

     3. Options to Repurchase Shares.

        (a) Default or Bankruptcy of a Shareholder. If any Shareholder (including any Immediate Family Member to whom Shares are transferred), at any time during the period of his, her or its ownership of Shares of the Corporation, becomes bankrupt, insolvent or files any debtor's proceedings, or takes or has taken against him, her or it any proceeding of any kind or character whatsoever under any provisions of any applicable bankruptcy or insolvency law seeking any readjustment, arrangement, composition, postponement or reduction of debts, liabilities or obligations (in the case of an involuntary proceeding, which is not dismissed or removed within sixty (60) days), or is subject to a transfer of his, her or its Shares by operation of law, or commits any breach of the agreements or provisions contained herein (the occurrence of any such event being hereinafter called a "default"), the Corporation shall have the option to purchase Shares owned by such Shareholder in default (the "Defaulting Shareholder"), and by any of such Defaulting Shareholder's Immediate Family Members to whom Shares were transferred, as hereinafter provided, without prejudice to any other right or remedy which the Corporation may have under law or pursuant to this Agreement.

        (b) Exercise of Options; Closing. The Corporation may exercise the option provided under paragraph (a) of this ss.3 by giving written notice of exercise to the Shareholder (and any of the Shareholder's Immediate Family Members to whom Shares were transferred) at any time after the right to exercise such option arises (the "Option Notice"). Upon the giving of such Option Notice, the Shareholder (and such Immediate Family Members) shall automatically be deemed to have offered to sell all of his, her or its (and their respective) Shares, and the Corporation shall be obligated to purchase such shares, with the closing of the purchase and sale to take place within a reasonable time, not to exceed ninety (90) days, after such Notice. At the closing, the selling Shareholder (and any Immediate Family Members to whom Shares were transferred) shall deliver to the Corporation the certificates representing his, her or its (and their) Shares, together with a duly executed stock power sufficient to transfer ownership of the Shares, and the Corporation shall pay for the Shares at the purchase price and in the manner hereinafter provided.

        (c) Purchase Price. The purchase price per Share shall be the book value of the Corporation (as shown on the books of account of the Corporation kept in the regular course of its business) divided by the total number of shares of the Corporation's Common Stock issued and outstanding as of the last day of the month immediately preceding the month on which the Option Notice is given ("Book Value").

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        (d) Method of Payment. At the closing provided in paragraph (c) hereof, the Corporation shall pay an amount equal to the Book Value in full in cash or by certified or bank check of the Corporation.

     4. Transfer in Violation of Agreement. If any transfer of Shares is made or attempted contrary to the provisions hereof, or if Shares are not offered to the Corporation or the other Shareholders as required hereby, the Corporation or such Shareholders shall have the right to purchase said Shares from a transferring Shareholder or his transferee at any time before or after the transfer, as hereinabove provided. In addition to any other legal or equitable remedies which it may have, the Corporation may enforce its rights by actions for specific performance (to the extent permitted by law) and may refuse to recognize any transferee as one of its shareholders for any purpose, including without limitation for purposes of dividend and voting rights, until all applicable provisions hereof have been complied with.

     5. Legend on Certificate. In order to effectuate the terms of this Agreement, each certificate of stock issued to each of the Shareholders evidencing ownership of Shares shall bear the following legend upon its face:

         "The Shares of stock evidenced by this certificate are subject to certain restrictions on their transfer contained in a certain agreement to which the Corporation is a party. The Corporation will furnish a copy of such agreement to the holder of this certificate upon written request and without charge."

     6. Miscellaneous.

     6.1. All notices or communications provided for under this Agreement shall be given in writing and by hand or by registered mail, return receipt requested, postage prepaid, and shall be addressed

        (a) in the case of a Shareholder, to him at his last residence or business address shown in the records of the Corporation; and

        (b) in the case of the Corporation, to the Corporation at its principal place of business, Attention: President.

Notices given as hereinabove provided shall be deemed effective upon the earlier of (i) receipt or (ii) four (4) days after deposit in the mails, postage prepaid. Any party hereto may designate a change of address by written notice to the other parties given at least ten (10) days before such change is to become effective for purposes of this Agreement.

     6.2. This Agreement shall terminate on the occurrence of any of the following events:

        (a) bankruptcy, receivership, liquidation or dissolution of the Corporation;

        (b) the closing of a firmly underwritten initial public offering of any common stock of the Corporation;

        (c) sale of all or substantially all of the assets of the Corporation;

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        (d) as to any individual Shareholder, when he, his Immediate Family
Members to whom Shares have been transferred, and his executors and administrators no longer own any Shares; or

        (e) the execution of a written agreement of all the then remaining parties effecting such termination.

     6.3. This Agreement shall be binding upon, and inures to the benefit of the parties hereto, their heirs, legal representatives, successors and assigns. The rights of each Founder under Section 3 shall be personal to him and are not assignable and shall terminate as to any Founder upon his death.

     6.4. If any of the terms, provisions or conditions of this Agreement or the application thereof in any circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such term, provision or condition to circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby, and each of the terms, provisions and conditions of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     6.5. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

     6.6. No assent, express or implied, by the Corporation or any Shareholder to any breach in or default of any agreement or condition herein contained on the party of any other Shareholder shall constitute a waiver of or assent to any succeeding breach in or default of the same or any other agreement or condition hereof.

     6.7. In this Agreement, the use of any of the three genders shall be deemed to include the other two. Furthermore, any notices, consents, offers, or other actions required by a Shareholder that is not a natural person, shall be deemed to apply and refer to the trustee or other then authorized individual of such Shareholder at the time of such notice, consent, offer or other action.

     6.8. No amendment or modification of this Agreement shall be valid unless the same is in writing and signed by the Founders and those other parties hereto holding a majority of the aggregate issued and outstanding shares of Common Stock held by all the other parties hereto.

     6.9. The headings in this Agreement are for convenience of identification only, do not constitute a part hereof, and shall not affect the meaning or construction hereof.

     6.10. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.


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     IN WITNESS WHEREOF, this Agreement has been executed under seal by the parties hereto as of the day and year first above written.

RXBAZAAR.COM, INC.



By: /s/ Dhananjay G. Wadekar
    --------------------------------
      Title:  President



SHAREHOLDER



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Name:                                              Number of Shares
Title:



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